As filed with the Securities and Exchange Commission on May 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COINBASE GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4707224
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Coinbase Global, Inc.
One Madison Avenue
Suite 2400
New York, New York 10010(1)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808
(302) 636-5401
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark C. Stevens Michael A. Brown Ran D. Ben-Tzur Jennifer J. Hitchcock Fenwick & West LLP 730 Arizona Avenue, 1st Floor Santa Monica, California 90401 (310) 434-5400	Paul Grewal Coinbase Global, Inc. One Madison Avenue Suite 2400 New York, New York 10010

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
__________________
(1)We are a remote-first company. Accordingly, we do not maintain a headquarters. We are including this address solely for the purpose of satisfying the Securities and Exchange Commission’s request. Stockholder communications may also be sent to the email address: secretary@coinbase.com.

PROSPECTUS
COINBASE GLOBAL, INC.
Class A Common Stock, Common Stock, Preferred Stock,
Debt Securities, Warrants,
Subscription Rights, Units, and Digital Asset Securities

We may, from time to time, offer and sell Class A common stock, common stock, preferred stock, debt securities, warrants, subscription rights, units, and/or digital asset securities consisting of some or all of these securities, in any combination, together or separately, in one or more offerings. The preferred stock, debt securities, warrants, and digital asset securities may be convertible into or exercisable or exchangeable for Class A common stock, common stock, preferred stock, debt securities, or digital asset securities. The subscription rights may be exercisable for Class A common stock, common stock, preferred stock, debt securities or digital asset securities. We will specify in an accompanying prospectus supplement more specific information about any such offering.
In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of our Class A common stock. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of Class A common stock by the selling securityholders.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Neither we nor any selling securityholders may use this prospectus to sell securities unless it includes a prospectus supplement.
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “COIN.”
Investing in our securities involves risks. See the section titled “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.
The securities described in this prospectus may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 29. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state regulators have approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings, and selling securityholders may sell our Class A common stock from time to time in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus, together with the additional information described under the section titled “Where You Can Find More Information,” before making your investment decision.
We and the selling securityholders have not authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Coinbase,” the “company,” “we,” “us” and “our” refer to Coinbase Global, Inc., together with our consolidated subsidiaries.

THE COMPANY
Our mission is to increase economic freedom in the world.
We are working to update the century-old financial system by providing a trusted platform that makes it easy for our customers to engage with crypto assets. We also provide critical infrastructure for the onchain economy and support builders who share our vision of bringing the world onchain. Onchain activities are interactions with the blockchain that take place in a broad category of blockchain-powered technologies, including self-custody wallets, decentralized apps and services, and open community engagement platforms. Together with the crypto community, we advocate for responsible rules to make the benefits of crypto available around the world.
We were initially incorporated in May 2012 as Coinbase, Inc., a Delaware corporation. In January 2014, Coinbase Global, Inc. was incorporated as a Delaware corporation to act as the holding company of Coinbase, Inc. and our other subsidiaries. In April 2014, we completed a corporate reorganization whereby Coinbase, Inc. became a wholly-owned subsidiary of Coinbase Global, Inc. Coinbase Global, Inc.’s principal assets are the equity interests of Coinbase, Inc. In addition to Coinbase, Inc., Coinbase Global, Inc. is the parent company of a number of other operating subsidiaries. We are a remote-first company, meaning the majority of our employees work remotely. Due to this, we do not maintain a headquarters.

RISK FACTORS
Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negative of these terms or other similar expressions. These statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.
These forward-looking statements are based on management’s beliefs and assumptions and speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for general corporate purposes, which may include working capital, capital expenditures, repayment or redemption of existing indebtedness, repurchases of our outstanding debt securities or Class A common stock, and acquisitions of or investments in other companies, products or technologies. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, direct or guaranteed obligations of the U.S. government, or crypto assets held for investments purposes.
Unless otherwise indicated in the applicable prospectus supplement, we will not receive any of the proceeds from any sale of our Class A common stock by selling securityholders.

DESCRIPTION OF SECURITIES
We may offer Class A common stock, common stock, preferred stock, debt securities, warrants, subscription rights, units, and/or digital asset securities consisting of some or all of these securities, in any combination, together or separately, in one or more offerings. Selling securityholders may also offer shares of our Class A common stock in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. A prospectus supplement, which we will provide each time we or the selling securityholders offer securities, will describe the specific amounts, prices and terms of these securities.
We or selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below in the section titled “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law, or the DGCL, our restated certificate of incorporation and our amended and restated bylaws. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the provisions of our restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See the section titled “Where You Can Find More Information” below.
Our authorized capital stock consists of 10,000,000,000 shares of our Class A common stock, $0.00001 par value per share, 500,000,000 shares of our Class B common stock, $0.00001 par value per share, 500,000,000 shares of undesignated common stock, $0.00001 par value per share, and 500,000,000 shares of undesignated preferred stock, $0.00001 par value per share.
Class A Common Stock and Class B Common Stock
Dividend rights
Subject to preferences that may apply to any shares of our preferred stock or any new series of common stock outstanding at the time, the holders of our Class A common stock and Class B common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Shares of Class A common stock and Class B common stock will be treated equally, identically and ratably, on a per share basis, with respect to dividends that may be declared by our board of directors.
Voting rights
Holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to twenty votes per share, on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock will generally vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, unless otherwise required by Delaware law or our restated certificate of incorporation. Our restated certificate of incorporation provides that the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of Class B common stock, voting separately and as a single class, is required for any proposal to amend or repeal, or adopt any provision inconsistent with, any provision in the restated certificate of incorporation relating to the voting, conversion, or other rights, powers, preferences, privileges, or restrictions of the Class B common stock. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend our restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend our restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
Our restated certificate of incorporation does not provide for cumulative voting for the election of directors. Our restated certificate of incorporation initially established a classified board of directors, divided into three classes with staggered three-year terms. Under the classified board of directors structure, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder for their respective three-year terms. Pursuant to the terms of our restated certificate of incorporation, our board of directors remained classified until the date on which the company certified that Brian Armstrong, our co-founder, Chief Executive Officer, and the Chairman of our board of directors, and his affiliated entities held a majority of the voting power of all the then-outstanding shares of our capital stock entitled to vote (we refer to such date as the staggered board end date and to such periods of control as the founder control periods). Mr. Armstrong and his affiliated entities became the beneficial owners of over a majority of the voting power of our outstanding capital stock entitled to vote in May 2021, and as a result, our board of directors is currently not classified and all directors are elected for annual terms. If Mr. Armstrong and his affiliated entities cease to hold a majority of the voting power of all the then-outstanding shares of our capital stock entitled to vote, our board of directors will revert to being divided in three classes with staggered three-year terms as described above (which we refer to as a staggered board start date) until the subsequent staggered board end date.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers, including certain transfers to family members, trusts solely for the benefit of the stockholder or their family members, affiliates under common control with the stockholder, and partnerships, corporations, foundations, individual retirement accounts, and other entities exclusively owned by the stockholder or their family members, in each case as fully described in our restated certificate of incorporation. Once converted into Class A common stock, the Class B common stock will not be reissued.
All of the outstanding shares of Class B common stock will convert automatically into shares of Class A common stock upon the earliest to occur of (i) the date fixed by the board of directors that is no less than 61 days and no more than 180 days following the first time the aggregate number of shares of Class B common stock held by Mr. Armstrong and his affiliates is less than 25% of the aggregate number of shares of Class B common stock held by Mr. Armstrong and his affiliates as of April 1, 2021; (ii) the date and time specified by affirmative vote of the holders of at least 66-2/3% of the voting power of all the then-outstanding shares of Class B common stock, voting as a single class, and the affirmative vote of at least 66-2/3% of the then-serving members of our board of directors, which must include the affirmative vote of Mr. Armstrong, if either (A) Mr. Armstrong is serving on our board of directors and has not been terminated for cause or resigned except for good reason (as each term is defined in our restated certificate of incorporation) from his position as our Chief Executive Officer or (B) Mr. Armstrong has not been removed for cause or resigned from the position of Chairman of the board of directors; and (iii) the death or disability (as defined in our and restated certificate of incorporation) of Mr. Armstrong, provided, that, in the case of (iii), the date of such automatic conversion may be delayed, but not for more than six months, to a date approved by a majority of the independent directors (as defined in our restated certificate of incorporation) then in office.
No preemptive or similar rights
Our Class A common stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption, or sinking fund provisions.
Right to receive liquidation distributions
If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributed ratably among the holders of our Class A common stock and Class B common stock and any participating preferred stock or new series of common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock or new series of common stock.
Fully paid and non-assessable
All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.
“Blank check” common stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue common stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the form, designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors may use the “blank check” common stock to issue common stock, or rights or options thereto, in the form of blockchain-based tokens. Our board of directors may authorize the issuance of such common stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock and Class B common stock. The issuance of such common stock, or any rights or options thereto, while providing flexibility to us in connection with various corporate purposes, could, among other things, adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock and Class B common stock. However, during the period commencing immediately following a staggered board start date and ending upon the next staggered board end date, the authorization of any “blank check” common stock entitling the holder of such shares to the right to more than one vote per share must be approved by the majority of the directors then in office, including Mr. Armstrong, for so long as Mr. Armstrong is then serving as a member of our board of directors and the shares of our Class B common stock have not yet been automatically converted into shares of Class A common stock.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Notwithstanding the foregoing, during the period commencing immediately following a staggered board start date and ending upon the next staggered board end date, the authorization of any “blank check” preferred stock entitling the holder of such shares to the right to more than one vote per share must be approved by the majority of the directors then in office, including Mr. Armstrong, for so long as Mr. Armstrong is then serving as a member of our board of directors and the shares of our Class B common stock have not yet been automatically converted into shares of Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change of control of our company and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock and Class B common stock.
Anti-Takeover Provisions
The provisions of Delaware law, our restated certificate of incorporation, and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:
•Dual class stock structure. As described above in the subsection titled “–Class A Common Stock and Class B Common Stock–Voting Rights,” our restated certificate of incorporation provides for a dual-class common stock structure pursuant to which holders of our Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A common stock and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.
•Board of directors vacancies. Our restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats, and further provide that, during the period commencing immediately following a staggered board start date and ending upon the next staggered board end date, any director filling such a vacancy, including a newly created seat, must be approved by the affirmative vote of all of the directors then in office. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promote continuity of management.
•Director nominees. Our amended and restated bylaws provide that during the period commencing immediately following a staggered board start date and ending upon the next staggered board end date, any director nomination made pursuant to our notice of meeting or by or at the direction of our board of directors or a committee thereof, must be approved by the affirmative vote of all of the directors then in office. This provision makes it difficult to gain control of our board of directors as any single existing director would have the ability to veto a nominee put forth by the other members of our board of directors or by a committee thereof.
•Classified board. Our restated certificate of incorporation was initially classified into three classes of directors following our direct listing in April 2021. Our restated certificate of incorporation provides upon the occurrence of certain conditions related to Mr. Armstrong’s ownership of our capital stock, our board of directors may alternate between classified and declassified structures. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors. See the subsection titled “–Class A Common Stock and Class B Common Stock–Voting Rights.” Mr. Armstrong and his affiliated entities became the beneficial owners of over a majority of the voting power of our outstanding capital stock entitled to vote in May 2021, and as a result, our board of directors is currently not classified and all directors are elected for annual terms.
•Requirements for amendments of our restated certificate of incorporation. Our restated certificate of incorporation provides that the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of voting stock is required to amend or repeal certain provisions of our restated certificate of incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of our preferred stock, or, if any proposed amendment or repeal of such a provision has been approved by the then-serving directors constituting two-thirds of the total number of authorized directors on our board, with the affirmative vote of holders of a majority of the voting power of all of the then-outstanding shares of voting stock. Notwithstanding the foregoing, our restated certificate of incorporation further provides that prior to the time at which all outstanding shares of Class B common stock automatically convert into shares of Class A common stock, holders of our Class B common stock will vote separately and as a single class on any proposal to amend or repeal, or adopt any provision inconsistent with, any provision in the restated certificate of incorporation relating to the voting, conversion, or other rights, powers, preferences, privileges, or restrictions of the Class B common stock.
•Requirements for amendments of our amended and restated bylaws. Our restated certificate of incorporation provides that our board of directors has the power to adopt, amend, or repeal our amended and restated bylaws, provided, however, that during the period commencing immediately following a staggered board start date and ending upon the next staggered board end date, any proposed adoption, amendment, or repeal related to director nominees must be approved by the affirmative vote of all of the directors then in office. Our restated certificate of incorporation also provides our stockholders with the power to adopt, amend, or repeal our amended and restated bylaws with the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of voting stock, or, if any proposed adoption, amendment, or repeal of any provision has been approved by the then-serving directors constituting two-thirds of the total number of authorized directors on our board, with the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of voting stock. Notwithstanding the foregoing, during founder control periods, the affirmative vote of holders of only a majority of the voting power of all of the then-outstanding shares of voting stock is required for our stockholders to adopt, amend, or repeal our amended and restated bylaws.
•Stockholder action; Special meeting of stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock are not able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Notwithstanding the foregoing, during the period commencing immediately after a staggered board end date and ending upon the next staggered board start date, stockholders may take action by written consent. Our restated certificate of incorporation further provides that special meetings of our stockholders may be called by the chairperson of our board of directors, our Chief Executive Officer or our board of directors acting pursuant to a resolution adopted by the then-serving directors constituting a majority of the total number of authorized directors on our board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors. During founder control periods, our restated certificate of incorporation provides that our stockholders will be permitted to take action by written consent.
•Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. During periods in which our stockholders are not permitted to act by written consent, these provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No cumulative voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation does not provide for cumulative voting.
•Removal of directors. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and with the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock. However, during founder control periods, stockholders will be able to remove directors with or without cause by the affirmative vote of a majority of the then-outstanding shares of voting stock.
•Issuance of undesignated preferred stock and common stock. Our restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 500,000,000 shares of undesignated preferred stock and 500,000,000 shares of undesignated common stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock and common stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.
•Exclusive forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim that is based upon a breach of fiduciary duty; any action asserting a claim against us or any current or former director, officer, stockholder, employee or agent of ours, arising pursuant to the DGCL, our restated certificate of incorporation or our amended and restated bylaws; any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or amended and restated bylaws; any action asserting a claim against us that is governed by the internal affairs doctrine; or any action asserting an “internal corporate claim” as that term is defined in DGCL Section 115. Our restated certificate of incorporation also provides that the federal district courts of the United States are, to the fullest extent permitted by law, the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision, unless we consent in writing to the selection of an alternative forum. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. Section 27 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act to the fullest extent permitted by law. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.
Transfer Agent
The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (866) 779-6658.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities we may offer. We will file a prospectus supplement that will contain additional terms when we issue debt securities. The terms presented here, together with the terms in the applicable prospectus supplement, together with any free writing prospectus or term sheet, will be a description of the material terms of the debt securities. The debt securities will be issued in one or more series under an indenture, to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (as amended and supplemented from time to time, the “indenture”), or any successor trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
As used in this section only, “we,” “us” and “our” refer to Coinbase Global, Inc., unless expressly stated or the context otherwise requires.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination; if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•events requiring adjustment to the conversion or exchange price;
•provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•any anti-dilution provisions, if applicable.
Consolidation, Merger or Sale
We cannot consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following will be “events of default” under the indenture with respect to any series of debt securities:
•failure to pay interest for 30 days after the date payment is due and payable; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any supplemental indenture shall not constitute a default in the payment of interest for this purpose;
•failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise or failure to pay any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any supplemental indenture shall not constitute a default in the payment of principal or premium, if any;
•failure to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and such failure continues for 60 days after we receive written notice of such failure, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;
•events of bankruptcy, insolvency or reorganization relating to us; or
•any other event of default provided in the supplemental indenture under which we issue a series of debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, or fifth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (premium, if any) and accrued and unpaid interest on all those debt securities to be due and payable immediately. If an event of default specified in the fourth bullet above occurs and is continuing, then the principal amount (premium, if any) and accrued and unpaid interest on of all those debt securities (will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
•the holder has previously given to the trustee written notice of default and continuance of such default;
•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•the requesting holders have offered the trustee indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within 60 days of the request and offer of indemnity; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Discharge, Defeasance and Covenant Defeasance
We can discharge or decrease our obligations under the indenture as stated below.
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount sufficient to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to the same federal income tax, in the same manner and at the same times, as would be the case if the deposit, defeasance and discharge did not occur.
In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.
Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “Consolidation, Merger or Sale;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above in the section titled “–General Terms of the Indenture” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;
•to add guarantees or collateral security with respect to any series of Securities;
•to add any additional Events of Default with respect to all or any series of Securities; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount or premium, if any;
•reduce the rate or change the time of payment of interest;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;
•change the currency in which the principal, and any premium or interest, is payable;
•impair the right to institute suit for the enforcement of any payment on any debt security when due;
•if applicable, adversely affect the right of a holder to convert or exchange a debt security; or
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.
The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:
•a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or
•a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.
Registered Global Securities and Book Entry System
The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for the registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book- entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the relevant indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee or paying agent, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in the United States.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no past, present or future director, officer, stockholder, employee or incorporator of ours, any of our subsidiaries, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Class A common stock, common stock, preferred stock, debt securities, digital asset securities, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:
•the title of the warrants;
•the aggregate number of the warrants;
•the price or prices at which the warrants will be issued;
•the designation, terms and number of shares of Class A common stock, common stock, preferred stock, debt securities, or digital asset securities purchasable upon exercise of the warrants;
•the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;
•the date, if any, on and after which the warrants and the related Class A common stock, common stock, preferred stock, debt securities, or digital asset securities will be separately transferable;
•the price at which each share of Class A common stock, common stock, preferred stock, debt securities, or digital asset securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
•the minimum or maximum amount of the warrants which may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•a discussion of certain federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase Class A common stock, common stock, preferred stock, debt securities or digital asset securities. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of subscription rights being offered, the subscription rights agreement relating to the subscription rights and the subscription rights certificates representing the subscription rights, including, as applicable:
•the title of the subscription rights;
•the date of determining the stockholders entitled to the subscription rights distribution;
•the title, aggregate number of shares of Class A common stock, common stock, preferred stock, debt securities or digital asset securities purchasable upon exercise of the subscription rights;
•the exercise price;
•the aggregate number of subscription rights issued;
•the date, if any, on and after which the subscription rights will be separately transferable;
•the date on which the subscription right to exercise the subscription rights will commence and the date on which the subscription right will expire; and
•any other terms of the subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the subscription rights.
Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of Class A common stock, common stock, preferred stock, debt securities or digital asset securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock, common stock, preferred stock, debt securities or digital asset securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including Class A common stock, common stock, preferred stock, warrants, debt securities, and/or digital asset securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

DESCRIPTION OF DIGITAL ASSET SECURITIES
We may issue digital asset securities. These may include Class A common stock, common stock, preferred stock, debt securities, warrants, subscription rights or units in the form of digital asset securities. The terms of these digital asset securities will be set forth in a prospectus supplement. The description of the terms of these digital asset securities in the related prospectus supplement will not be complete. You should refer to the applicable form of digital asset security and, if applicable, the digital asset security agreement for complete information with respect to these digital asset securities. If such digital asset securities should constitute debt securities, these digital asset securities will be issued pursuant to an indenture, the material terms of which will be described in the related prospectus supplement.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•the name or names of any underwriters, dealers or agents;
•if applicable, the names of any selling securityholders;
•the purchase price of the securities and the proceeds to us or the selling securityholders from the sale;
•any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. We or selling securityholders may directly solicit offers to purchase the securities being offered by this prospectus. We or selling securityholders may also designate agents to solicit offers to purchase the securities from time to time. We or selling securityholders will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a subscription rights offering, forward contracts or similar arrangements. In addition, we or selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or selling securityholders or borrowed from us or selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or selling securityholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We or selling securityholders will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or selling securityholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers, agents and selling securityholders participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us in the ordinary course of business.
Our Class A common stock is currently listed on The Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
The validity of any securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Fenwick & West LLP, Santa Monica, California. Counsel representing any selling securityholders, underwriters, dealers or agents will be named in the applicable prospectus supplement. As of the date of this prospectus, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of less than 0.001% of our capital stock.
EXPERTS
Deloitte & Touche LLP
The consolidated financial statements of Coinbase Global, Inc. and subsidiaries as of December 31, 2024 and December 31, 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus and the effectiveness of Coinbase Global, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. We also maintain a website at www.coinbase.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 13, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2025;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;
•our Current Report on Form 8-K filed with the SEC on May 8, 2025; and
•the description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on March 23, 2021 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 21, 2023.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
We undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference but not delivered with this prospectus on the investor relations page on our website (www.coinbase.com) or via email (investor@coinbase.com). We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated fees and expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$	*
Transfer Agent and Registrar and Trustee Fees		**
Printing Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Rating Agency Fees		**
Nasdaq Listing Fees		**
Miscellaneous		**
Total	$	**
__________________
*In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, or the Securities Act, we are deferring payment of the registration fee for the securities offered.
**The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the Registrant’s amended and restated bylaws provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant also maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
The underwriting agreement that we may enter into (Exhibit 1.1) may provide for the indemnification by an underwriter of the Registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act.
Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8 filed on April 1, 2021 (No. 333-254967)).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on February 1, 2023 (No. 001-40289)).
4.1	Form of Indenture.
4.2*	Form of Debt Security.
4.3*	Form of Warrant Agreement and Warrant Certificate.
4.4*	Form of Specimen Preferred Stock Certificate.
4.5*	Form of Subscription Rights Agreement and Subscription Rights Certificate.
4.6*	Form of Unit Agreement and Unit Certificate.
4.7*	Form of Digital Asset Security Agreement and Digital Asset Security.
4.8*	Form of Common Stock Certificate.
4.9	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on February 25, 2021 (File No. 333-253482)).
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.
107.1	Filing Fee Table.
__________________
*To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, if applicable, and incorporated herein by reference.

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305 (b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 8th day of May, 2025.

COINBASE GLOBAL, INC.

By:	/s/ Brian Armstrong
Brian Armstrong
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Armstrong and Alesia J. Haas, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Armstrong	Chief Executive Officer and Chairman of the Board	May 8, 2025
Brian Armstrong	(Principal Executive Officer)

/s/ Alesia J. Haas	Chief Financial Officer	May 8, 2025
Alesia J. Haas	(Principal Financial Officer)

/s/ Jennifer N. Jones	Chief Accounting Officer	May 8, 2025
Jennifer N. Jones	(Principal Accounting Officer)

/s/ Marc L. Andreessen	Director	May 8, 2025
Marc L. Andreessen

/s/ Paul Clement	Director	May 8, 2025
Paul Clement

/s/ Christa Davies	Director	May 8, 2025
Christa Davies

/s/ Frederick Ernest Ehrsam III	Director	May 8, 2025
Frederick Ernest Ehrsam III

/s/ Kelly Kramer	Director	May 8, 2025
Kelly Kramer

/s/ Chris Lehane	Director	May 8, 2025
Chris Lehane

/s/ Tobias Lütke	Director	May 8, 2025
Tobias Lütke

/s/ Gokul Rajaram	Director	May 8, 2025
Gokul Rajaram

/s/ Fred Wilson	Director	May 8, 2025
Fred Wilson